AMENDMENT NO. 9 TO FUND PARTICIPATION AGREEMENT

         THIS AMENDMENT NO. 9 TO FUND PARTICIPATION AGREEMENT ("Amendment") is made as of this 1st day of May, 2006, by and between JEFFERSON NATIONAL LIFE INSURANCE COMPANY ("Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

         WHEREAS, the Company and Distributor are parties to a certain Fund Participation Agreement dated April 30, 1997, as amended November 15, 1997, December 31, 1997, January 13, 2000, February 9, 2001, July 31, 2003, March 26,
2004, March 29, 2004 and May 1, 2005 (the "Agreement") in connection with the participation of the Funds in Contracts offered by the Company; and

         WHEREAS, the parties desire to revise Schedule A attached hereto; and

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Schedule A is hereby deleted in its entirety and the attached Schedule A is substituted in lieu thereof.

2. RATIFICATION AND CONFIRMATION OF AGREEMENT. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.




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



IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 9 as of the date first above written.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY
By:
   -----------------------------------
Name: Craig A. Hawley
Title: General Counsel and Secretary

AMERICAN CENTURY INVESTMENT SERVICES, INC.
By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------














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



                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

=============================================================== =========================== ===================================
                        NAME OF SEPARATE                                                              PORTFOLIOS AND
                        ACCOUNT AND DATE                              CONTRACTS FUNDED               CLASS OF SHARES
                ESTABLISHED BY BOARD OF DIRECTORS                    BY SEPARATE ACCOUNT           AVAILABLE TO CONTRACTS
=============================================================== =========================== ===================================
Jefferson National Life Annuity Account C   1980                          CVIC-2000                VP INCOME & GROWTH FUND
Jefferson National Life Annuity Account E   November 12, 1993             CVIC-2001                       (CLASS I)
Jefferson National Life Annuity Account F   September 26, 1997            CVIC-2004
Jefferson National Life Annuity Account G   January  18, 1996             CVIC-2005              VP INFLATION PROTECTION FUND
Jefferson National Life Annuity Account H   November  1, 1999             22-4056                         (CLASS II)
Jefferson National Life Annuity Account I   August  23, 2000              22-4025
Jefferson National Variable Account L       February 22, 2000             32-4000                    VP INTERNATIONAL FUND
Jefferson National Life Annuity Account J   November 3, 2003              32-4002                          (CLASS I)
Jefferson National Life Annuity Account K   November 3, 2003              32-4003
                                                                          22-4047                    VP VALUE FUND (CLASS I)
                                                                          22-4048
                                                                          22-4061                  VP BALANCED FUND (CLASS I)
                                                                          JNL-2100
                                                                          JNL-2200
                                                                          JNL-2300
                                                                          JNL-2300-1




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









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